UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2011

Parkvale Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-17411	25-1556590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 373-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 22, 2011, Parkvale Financial Corporation (the “Registrant”) received a letter from The NASDAQ Stock Market (“NASDAQ”) pursuant to NASDAQ Listing Rule 5810(b) stating that the Registrant is not in compliance with NASDAQ Marketplace Rule 5250(c)(1) because the Registrant has not yet filed its Form 10-Q for the period ended September 30, 2011. The Registrant has 60 calendar days to submit to NASDAQ a plan (the “Plan”) to regain compliance with the NASDAQ Listing Rules. The Registrant intends to file the Form 10-Q before the Plan has to be submitted to regain compliance.

Due to a shortage of personnel involved in preparation of the report, sufficient resources were not available to finalize preparation of the Form 10-Q by November 21, 2011. This delay is administrative in nature only. The delay in filing is not related to any issues with respect to the consolidated financial statements, results of operations or material impairments, and the earnings release filed with the Securities and Exchange Commission (the “SEC”) via Form 8-K on November 8, 2011 remains unchanged and accurate. The Form 10-Q has been provided to our Independent Public Accountants, and we are working with them to complete their review as soon as practically possible, but in light of the Thanksgiving holiday, we do not anticipate filing the Form 10-Q with the SEC until November 30, 2011.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	The following exhibit is included with this Report:

Exhibit No.	Description
99.1	Press Release, dated November 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION

By:	/s/ Gilbert A. Riazzi
	Name:	Gilbert A. Riazzi
	Title:	Chief Financial Officer

Date: November 23, 2011